                                                           Exhibit No. EX-99.a.2

                                 CERTIFICATE OF TRUST

                                          OF

                                GOLD PROSPECTOR FUNDS

                              a Delaware Business Trust

     This  Certificate of Trust of Gold  Prospector  Funds (the "Trust"),  dated this 23rd day of July,  2001, is being duly executed and filed, in order to form a business trust pursuant to the Delaware  Business Trust Act (the "Act"),  Del.
Code Ann, tit. 12,ss.ss.3801-3819.

          1.  NAME.  The  name of the  business  trust  formed  hereby  is "Gold
     Prospector Funds."

          2.  REGISTERED  OFFICE AND  REGISTERED  AGENT.  The Trust will become, prior to the  issuance  of  shares of  beneficial  interest,  a  registered investment  company under the  Investment  Company Act of 1940, as amended.
     Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall  maintain  in  the  State  of  Delaware  a  registered  office  and a registered agent for service of process.

               (a)  REGISTERED  OFFICE.  The  registered  office of the Trust in
          Delaware is 919 North Market Street, Wilmington, Delaware 19801.

               (b) REGISTERED AGENT. The registered agent for service of process on the Trust in Delaware is SR Services, LLC, 919 North Market Street,
          Wilmington, Delaware 19801.

          3.  LIMITATION OF LIABILITY.  Pursuant to section  3804(a) of the Act, the debts, liabilities,  obligations and expenses incurred,  contracted for or otherwise  existing  with  respect to a particular  series of the Trust, whether  such  series  is  now  authorized  and  existing  pursuant  to the governing  instrument of the Trust or is hereafter  authorized and existing pursuant to said governing  instrument,  shall be  enforceable  against the assets  associated with such series only, and not against the assets of the
     Trust  generally  or any other  series  thereof,  and,  except as otherwise provided  in the  governing  instrument  of the  Trust,  none of the  debts liabilities, obligations and expenses incurred, contracted for or otherwise existing  with respect to the Trust  generally or any other series  thereof shall be enforceable against the assets of such series.

     IN WITNESS  WHEREOF,  the  Trustee  named below does  hereby  execute  this
Certificate of Trust as of the date first-above written.

                                          /s/ Larry D. Armel
                                          ------------------------
                                          Larry D. Armel